Filed Pursuant to
                                                                  Rule 424(b)(3)
                                                              File No. 333-83208

                         PRICING SUPPLEMENT NO. 25 DATED
                           JUNE 17, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:                  $2,961,000

Price to Public:                             100%

Concession:                                  0.625%

Net Proceeds:                                $2,942,493.75

Original Issue Date                          June 20, 2002
(Settlement Date):

Stated Maturity Date:                        June 15, 2005

Interest Rate:                               4.00% per annum

Interest Payment Dates:                      Commencing July 15, 2002 and
                                             thereafter on the 15th calendar
                                             day of each month up to and
                                             including the Maturity Date

Optional Redemption:                         [ ]  Yes
                                             [X]  No

Survivor's Option:                           [X]  Yes
                                             [ ]  No

Form of Notes Issued:                        [X]  Book-Entry Notes
                                             [ ]  Certificated Notes

CUSIP Number:                                09700PBA5

Joint Lead Managers and Lead Agents:         Banc of America Securities LLC
                                             and INCAPITAL, LLC

Agents:                                      A.G. Edwards & Sons, Inc.,
                                             Charles Schwab & Co., Inc.,
                                             Edward D. Jones & Co.,
                                             L.P., Merrill Lynch & Co.,
                                             Morgan Stanley,
                                             Quick and Reilly Inc.,
                                             Salomon Smith
                                             Barney,
                                             U.S. Bancorp Piper Jaffray,
                                             UBS PaineWebber,
                                             Wachovia Securities